UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2026

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On April 14, 2026, Harmony Biosciences Holdings, Inc. (the “Company”) announced that Sandip Kapadia, the Company’s Chief Financial Officer, will be stepping down as the Company’s Chief Financial Officer effective as of April 14, 2026 to pursue other career opportunities.

In connection with his departure from the Company, on April 14, 2026, the Company and Harmony Biosciences Management, Inc. (“Harmony”) entered into a Separation Agreement with Mr. Kapadia (the “Separation Agreement”), pursuant to which Mr. Kapadia will be entitled to receive the severance payments and benefits in accordance with his employment agreement and award agreements, in exchange for a release of claims in favor of the Company and its affiliates and continued compliance with the Separation Agreement and any restrictive covenants.

The foregoing description of the Separation Agreement is not complete and is subject to and qualified in its entirety by the terms of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Appointment of Chief Financial Officer

On April 14, 2026, the Company announced that Glenn Reicin has been appointed as Chief Financial Officer of the Company, effective as of April 14, 2026.

Mr. Reicin, age 61, previously served as Senior Advisor to Eccogene, Inc. (“Eccogene”), a clinical stage biopharmaceutical company developing small molecule therapeutics for cardiometabolic and inflammatory conditions, from October 2025 to April 2026. He also served as Chief Financial Officer at Eccogene from October 2024 to October 2025. Prior to joining Eccogene, Mr. Reicin served as Chief Financial Officer and Chief Operating Officer at Alladapt Immunotherapeutics, Inc., from June 2021 to January 2024. Mr. Reicin also served as Chief Financial Officer and Treasurer of Sigilon Therapeutics, Inc. from May 2019 to June 2021. Previously, he served as an Executive-in-Resident at Covidien Plc and Managing Director at Skyline Ventures Management LLC (“Skyline Ventures”). At Skyline Ventures, he served as an active board member at a number of biotech firms, including Novasys Medical Inc., SI-Bone Inc., and Spinal Motion, Inc. Mr. Reicin began his career at Morgan Stanley where he served as a Managing Director in equity research covering medical technology. Mr. Reicin holds an M.B.A. from Harvard Business School and a B.A. from Brandeis University.

In connection with Mr. Reicin’s appointment as Chief Financial Officer, Harmony, executed an Executive Employment Agreement with Mr. Reicin (the “Employment Agreement”). Mr. Reicin’s employment pursuant to the Employment Agreement will continue until terminated in accordance with its terms.

Under the Employment Agreement, Mr. Reicin is entitled to receive (i) an annual base salary of $500,000 and (ii) a target annual bonus opportunity of 50% of his annual base salary, effective as of April 14, 2026. The actual amount of any annual bonus will be determined by reference to the attainment of applicable Harmony and/or individual performance objectives. Mr. Reicin will be eligible to participate in customary health, welfare and fringe benefit plans provided by Harmony to its employees.

Pursuant to the Employment Agreement, the Company will grant Mr. Reicin an option award with an aggregate grant date fair value of $3,000,000, which vests with respect to 25% of the underlying shares of the option award on the first anniversary of the grant date and with respect to 75% of the underlying shares of the option award on a quarterly basis thereafter until the fourth anniversary of the grant date, subject to Mr. Reicin’s continued employment through each vesting date.

If Mr. Reicin experiences a termination of employment by Harmony without cause or for good reason, then, in addition to any accrued amounts, he will be entitled to receive the following severance payments and benefits:

●	A cash severance amount equal to his annual base salary, payable in substantially equal installments over the 12-month period following the termination date.
●	Harmony-paid healthcare coverage for 12 months following the termination date.
●	Any earned but unpaid annual bonus for the year prior to the year of termination.
●	Harmony-paid outplacement services for up to 12 months following the termination date.

If either such termination of employment occurs during the 12-month period following or the 60-day period preceding a change in control of the Company, then Mr. Reicin also will receive (i) a pro-rata target annual bonus for the year of termination and (ii) full accelerated vesting of the stock option granted to Mr. Reicin in connection with the Employment Agreement.

The severance described above would be subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates and continued compliance with restrictive covenants.

The Employment Agreement also includes a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to Mr. Reicin will be either paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in better after-tax treatment for Mr. Reicin.

In connection with entering into the Employment Agreement, Mr. Reicin also executed a Confidentiality and Non-Competition Agreement, which contains customary confidentiality, non-competition and non-solicitation provisions.

The foregoing description of the Employment Agreement is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Mr. Reicin has no family relationships with any director or executive officer of the Company. There are no transactions involving Mr. Reicin that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On April 14, 2026, the Company issued a press release announcing the appointment of Mr. Reicin as Chief Financial Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

10.1	Separation Agreement by and between Harmony Biosciences Holdings, Inc., Harmony Biosciences Management, Inc., and Sandip Kapadia, dated April 14, 2026.
10.2	Executive Employment Agreement by and between Harmony Biosciences Management and Glenn Reicin, dated April 14, 2026.

99.1	Press release issued by the Company, dated April 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: April 14, 2026	By:	/s/ Jeffrey M. Dayno, M.D.
Jeffrey M. Dayno, M.D.
President and Chief Executive Officer